                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Network Appliance, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Network Appliance, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            NETWORK APPLIANCE, INC.
                           319 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc. (the "Company") which will be held on October 23, 1996, at 1:00 p.m., at the Garden Court Hotel, 520 Cowper Street, Courtyard 4, Palo Alto, California 94301.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six directors of the Company; and (ii) to ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 30, 1997.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope by no later than October 9, 1996. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1996 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          Daniel J. Warmenhoven
                                          President and Chief Executive Officer

Mountain View, California
September 30, 1996

                                   IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                            NETWORK APPLIANCE, INC.
                           319 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 23, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc., a California corporation (the "Company"), to be held on October 23, 1996 at 1:00 p.m., local time, at the Garden Court Hotel, 520 Cowper Street, Courtyard 4, Palo Alto, California 94301, for the following purposes:

          1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Daniel J. Warmenhoven, Donald T. Valentine, Carol A. Bartz, Michael R. Hallman, Kurt R. Jaggers and Robert T. Wall.

          2. To ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 30, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only shareholders of record at the close of business on September 16, 1996 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DANIEL J. WARMENHOVEN
                                          President and Chief Executive Officer
Mountain View, California
September 30, 1996

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            NETWORK APPLIANCE, INC.
                          TO BE HELD OCTOBER 23, 1996

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Network Appliance, Inc., a California corporation (the "Company" or "Network Appliance"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 23, 1996, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on September 16, 1996 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 1:00 p.m. at the Garden Court Hotel, 520 Cowper Street, Courtyard 4, Palo Alto, California 94301.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about September 30, 1996.

                                 VOTING RIGHTS

     The close of business on September 16, 1996 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 16,195,923 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 260 shareholders. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors, (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1 and 2 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

     The six director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and broker non-votes shall have no effect. Approval of Proposal 2 requires (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, through a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of the election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED APRIL 26, 1996, HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the shareholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

                                    NOMINEES

     The directors of the Company, and their ages as of April 26, 1996, are as follows:

           NAME              AGE                         POSITION
---------------------------  ----  ----------------------------------------------------
Daniel J. Warmenhoven......    45  President, Chief Executive Officer and Director
Donald T. Valentine........    63  Chairman of the Board and Director
Carol A. Bartz(1)..........    47  Director
Michael R. Hallman(2)......    50  Director
Kurt R. Jaggers(2).........    37  Director
Robert T. Wall(1)..........    50  Director

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

           BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

     Daniel J. Warmenhoven joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Mr. Warmenhoven presently serves on the Board of Directors of Brooktree Corporation, a semiconductor company. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

     Donald T. Valentine has been a director of the Company and Chairman of the Board of Directors since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also Chairman of the Board of C-Cube Microsystems Inc., a semiconductor video compression company, and Elantec Semiconductor, Inc., an analog integrated circuit company, Vice Chairman of Cisco Systems, Inc., an internetworking communications company, and a director of Sierra Semiconductor, Inc., a communications semiconductor company.

     Carol A. Bartz has been a member of the Board of Directors since September 1995. Since April 1992, Ms. Bartz has been Chairman of the Board, President and Chief Executive Officer of Autodesk, Inc., a PC software company and supplier of design software. Prior to that, Ms. Bartz was with Sun Microsystems from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. Ms. Bartz also currently serves on the Board of Directors of Airtouch Communications, Cadence Design Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

     Michael R. Hallman has been a member of the Board of Directors since August 1994. Mr. Hallman is the President of The Hallman Group, a management consulting firm, which he founded in June 1992. Prior to that, he served as President and Chief Operating Officer of Microsoft Corporation, a microcomputer software company, from March 1990 to March 1992. He presently serves on the Board of Directors of Amdahl Corporation, a manufacturer of mainframe computers and peripherals, InFocus Systems, a computer peripherals company, Intuit, a microcomputer software company, Keytronics Corporation, an input device company, and Timeline, a developer of financial reporting software. Mr. Hallman holds B.B.A. and M.B.A. degrees from the University of Michigan.

     Kurt R. Jaggers has been a member of the Board of Directors since August 1993. Mr. Jaggers has been at TA Associates, an equity investment firm, since August 1990 and has been a Principal there since January 1993. Mr. Jaggers presently serves on the Board of Directors of JDA Software Group, Inc. Mr. Jaggers received B.S. and M.S. degrees in electrical engineering and an M.B.A. degree from Stanford University.

     Robert T. Wall has been a member of the Board of Directors since January 1993. Mr. Wall has been the Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, since April 1994. From June 1989 to December 1990, Mr. Wall served as Co-Head of Investment and Merchant Banking at Cowen & Company, an investment banking firm. In August 1984, he founded On Point Developments Inc., a venture management and investment banking company, where he has served as President since its formation. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five (5) meetings during fiscal 1996. All members of the Board of Directors during fiscal 1996 attended more than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the period in fiscal 1996 for which he or she was a director. All directors attended more than 75% of the aggregate of the total number of meetings held by all committees of the Board on which such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors held three (3) meeting during fiscal 1996. The Audit Committee, which is currently comprised of Directors Hallman and Jaggers, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company.

     The Compensation Committee of the Board of Directors held three (3) meeting during fiscal 1996. The Compensation Committee, which is comprised of Directors Bartz and Wall, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

                             DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are eligible to receive grants of stock options under the Automatic Option Grant Program in effect under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the effective date of this offering will receive an option grant for 24,000 shares of Common Stock on the date he or she joins the Board, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each Annual Shareholders Meeting, beginning with the 1996 Annual Meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 6,000 shares of Common Stock, provided such individual has served on the Board for at least six (6) months.

     Each automatic option will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all the option shares; however, any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial 24,000-share grant will vest in a series of four (4) successive equal annual installments over the optionee's period of Board service measured from the grant date. Each annual 6,000-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     The Board may amend or modify the 1995 Plan at any time. The 1995 Plan will terminate on August 31, 2005, unless sooner terminated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the shareholders to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 1997. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte and Touche LLP.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

     A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     In January 1995, the Company's Board of Directors retained Deloitte & Touche LLP as its independent auditors and dismissed the Company's former auditors, Coopers & Lybrand LLP. The decision to change independent auditors was approved by resolution of the Board of Directors. The former independent auditors' report on the Company's financial statements for the years ended March 31, 1993 and 1994 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. In addition, the former independent auditors' report does not cover any of the consolidated financial statements of the Company incorporated by reference in this Annual Report on Form 10-K. Coopers & Lybrand LLP was not engaged to audit the Company's financial statements for any other period. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's consolidated financial statements up through the time of dismissal which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Deloitte & Touche LLP, the Company had not consulted with Deloitte & Touche LLP regarding accounting principles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE AND TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 31, 1996 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and Named Officers and (iii) all current executive officers and directors as a group.

                                                                                  SHARES
                                                                               BENEFICIALLY
                                                                                 OWNED(1)
             5% SHAREHOLDERS, NAMED OFFICERS, DIRECTORS AND                ---------------------
                EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP                 NUMBER       PERCENT
-------------------------------------------------------------------------  ---------     -------
TA Associates Group(2)...................................................  2,135,263       13.2%
  435 Tasso St., Suite 200
  Palo Alto, CA 94301
Entities Affiliated with Sequoia Capital(3)..............................  1,768,353       11.0%
  3000 Sand Hill Road
  Bldg. 4, Suite 280
  Menlo Park, CA 94025
Michael A. Malcolm.......................................................    884,868        5.5%
  48 South Avalon Drive
  Los Altos, CA 94022
David Hitz...............................................................    827,500        5.1%
  319 North Bernardo Avenue
  Mountain View, CA 94043
Daniel J. Warmenhoven(4).................................................    457,000        2.8%
Michael J. McCloskey.....................................................    200,500        1.2%
Thomas F. Mendoza(5).....................................................    200,000        1.2%
Michael E. Paul..........................................................    126,000          *
M. Helen Bradley(6)......................................................    100,000          *
Donald T. Valentine(3)...................................................  1,768,353       10.9%
Robert T. Wall(7)........................................................    197,857        1.2%
Michael R. Hallman(8)....................................................    133,478          *
Carol A. Bartz(9)........................................................     81,423          *
Kurt R. Jaggers(10)......................................................     55,737          *
All directors and executive officers as a group
  (10 persons)(11).......................................................  7,142,242       43.5%

---------------
* Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 1,835,226 shares held by Advent VII L.P., 378,818 shares held by Advent Atlantic and Pacific II Limited Partnership, 183,456 shares held by Advent New York L.P., 136,540 shares held by Advent Industrial II L.P. and 27,518 shares held by TA Venture Investors, L.P. Advent VII L.P., Advent Atlantic and Pacific II Limited Partnership, Advent Industrial II Limited Partnership, Advent New York L.P., and TA Venture Investors, L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of each of Advent New York L.P. and Advent Industrial II L.P. is TA Associates VI, L.P. The general partner of Advent Atlantic and Pacific II Limited Partnership is TA Associates AAP II Partners, L.P. The general partner of each of TA Associates VII, L.P., TA Associates VI, L.P. and TA Associates AAP II Partners, L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors, L.P.; individually no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc.

     (including Mr. Jaggers, a director of the Company) comprise the general partners of TA Venture Investors, L.P. In such capacity, Mr. Jaggers may be deemed to share voting and investment power with respect to the 27,518 shares held of record by TA Venture Investors, L.P. Mr. Jaggers disclaims beneficial ownership of such shares, except to the extent of the 5,860 shares as to which he holds a pecuniary interest.

 (3) Includes 999,566 shares held by Sequoia Capital Growth Fund, 641,539 shares held by Sequoia Capital VI, 63,801 shares held by Sequoia Technology Partners III, 35,248 shares held by Sequoia Technology Partners VI and 28,199 shares held by Sequoia XXIV. Mr. Valentine, the Chairman of the Company's Board of Directors, is an affiliate of the foregoing entities and may be deemed to share voting and investment power with respect to such shares. Mr. Valentine disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares arising from his interests in the entities referred to above.

 (4) Includes 457,000 shares held by Daniel J. Warmenhoven & Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Excludes 8,500 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven's spouse, as separate property. Also excludes 200,000 shares held by Richard A. Andre, trustee to The Warmenhoven 1995 Children's Trust, under trust agreement dated 5/1/95, and 9,000 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children's Trust, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts.

 (5) Does not include 16,000 shares held by Mr. Mendoza's spouse.

 (6) Includes 100,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan.

 (7) Includes 40,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan. Some of these shares are subject to a repurchase right of the Company. In addition, includes 17,857 shares held by Wampum Partners II. Mr. Wall, a director of the Company, is the Managing Joint Venturer of Wampum Partners II, an investment joint venture. In such capacity, Mr. Wall exercises sole voting and investment power with respect to all of the shares held of record by Wampum Partners II. Mr. Wall disclaims beneficial ownership of such shares held by Wampum Partners II, except to the extent of his pecuniary interest in 3,657 of such shares. Also includes 1,000 shares held by Mr. Wall as custodian for each of his two adult children and 1,000 shares held by Mr. Wall as trustee of a trust for the benefit of his children. Mr. Wall disclaims beneficial ownership of these 3,000 shares.

 (8) Includes 80,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan.

 (9) Includes 30,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan. In addition, includes 51,423 shares held by the Carol Ann Bartz Trust UAD 10/14/87.

(10) Includes 30,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan. In addition, includes 27,518 shares held by TA Venture Investors, L.P., all of which shares are included in the 2,041,933 shares described in footnote (2) above. Mr. Jaggers disclaims beneficial ownership to such shares, except to the extent of the 5,860 shares as to which he holds a pecuniary interest. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II Limited Partnership, Advent Industrial II L.P. or Advent New York L.P., of which Mr. Jaggers disclaims beneficial ownership.

(11) Includes a total of 280,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 31, 1996. Also, includes all shares held by TA Associates Group and entities affiliated with Sequoia Capital. Mr. Jaggers disclaims beneficial ownership of the shares held by TA Associates Group except to the extent of his pecuniary interest in TA Venture Investors, L.P., and Mr. Valentine disclaims beneficial ownership of the shares held by entities affiliated by Sequoia Capital except to the extent of his pecuniary interest in such entities.

                        COMPLIANCE WITH SECTION 16(A) OF THE
                               SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1996 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all executive officers and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers for the 1996 fiscal year for services rendered in all capacities to the Company and its subsidiaries for the 1996 and 1995 fiscal years. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       -------------
                                        ANNUAL COMPENSATION             SECURITIES
                                  --------------------------------      UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION     YEARS     SALARY($)      BONUS       OPTIONS(#)(1)     COMPENSATION(2)
--------------------------------  -----     ---------     --------     -------------     ---------------
Daniel J. Warmenhoven...........   1996     $ 190,615     $147,000        100,000            $ 1,306
  President and Chief              1995        96,230           --        700,000                 --
  Executive Officer
Michael J. McCloskey(3).........   1996       148,269       85,000        200,000                391
  Vice President, Finance          1995            --           --             --                 --
  and Operations, Chief
  Financial Officer, and
  Secretary
Thomas F. Mendoza...............   1996       120,000      186,539             --                835
  Vice President,                  1995       117,694       60,077        200,000                 --
  North American Sales
Michael E. Paul.................   1996       120,000       43,179             --              1,383
  Vice President,                  1995        90,923       26,191        125,000                 --
  International Sales
M. Helen Bradley(4).............   1996        86,538(5)    55,000(6)     100,000                353
  Vice President, Engineering      1995            --           --             --                 --

---------------
(1) The options listed in the table were granted under the Company's 1993 Stock Option/Stock Issuance Plan. The options were incorporated into the Company's 1995 Stock Incentive Plan at the time of the Company's initial public offering, but will continue to be governed by their existing terms.

(2) Represents the cost of term life insurance.

(3) Mr. McCloskey joined the Company in May of 1995.

(4) Ms. Bradley joined the Company in September of 1995.

(5) Ms. Bradley's salary on an annual basis is $150,000.

(6) Includes a $10,000 signing bonus.

STOCK OPTIONS

     The following table contains information concerning the stock option grants made to each of the Named Officers for the 1996 fiscal year. No stock appreciation rights were granted to those individuals during such year.

                                                                                       POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANT                 VALUE AT ASSUMED
                                            ----------------------------------------          ANNUAL
                                             PERCENT OF                                   RATES OF STOCK
                               NUMBER OF       TOTAL                                    PRICE APPRECIATION
                               SECURITIES     OPTIONS                                           FOR
                               UNDERLYING    GRANTED TO      EXERCISE                     OPTION TERM (1)
                                OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION   ---------------------
            NAME               GRANTED(2)   FISCAL YEAR    ($/SHARE)(3)      DATE         5%         10%
-----------------------------  ----------   ------------   ------------   ----------   --------   ----------
Daniel J. Warmenhoven........    100,000         5.9%         $ 8.10        10/30/05   $509,404   $1,290,930
Michael J. McCloskey.........    200,000        11.8%            .28        05/24/05     35,218       89,250
Thomas F. Mendoza............         --          --              --              --         --           --
Michael E. Paul..............         --          --              --              --         --           --
M. Helen Bradley.............    100,000         5.9%           7.20        09/25/05    452,804    1,147,495

---------------
(1) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(2) The options were granted under the Company's 1993 Stock Option/Stock Issuance Plan on the following dates: Mr. Warmenhoven, November 1, 1995; Mr. McCloskey, May 25, 1995, and Ms. Bradley, September 26, 1995. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Mr. Warmenhoven's option is immediately exercisable for 87,655 shares and exercisable for the remaining 12,345 shares on January 3, 1996. Each of the other granted options is immediately exercisable for all the option shares. However, any shares purchased under the options are subject to repurchase by the Company at the option exercise price paid per share, should the optionee leave the Company prior to vesting in the shares. With respect to the option granted to Mr. Warmenhoven, the option will vest as to ten percent (10%) of the shares on the first anniversary of the date of grant; another twenty percent (20%) of the shares in equal monthly installments over the twenty-four (24) month period starting from the first anniversary of the grant date; another thirty percent (30%) of the shares in equal monthly installments over the twelve-month period starting from the third anniversary of the grant date; and the remaining forty percent (40%) of the shares in equal monthly installments over the twelve-month period starting from the fourth anniversary of the grant date. With respect to the options granted to Mr. McCloskey and Ms. Bradley, the options will vest as to twenty-five percent (25%) of the shares upon the optionee's completion of one year of service measured from May 25, 1995 and September 8, 1995, respectively, and with respect to the balance of the shares in a series of equal monthly installments over the thirty-six (36) months of service thereafter. Full and immediate vesting of Messrs. Warmenhoven's and McCloskey's options will occur in the event the Company is acquired by merger or asset sale.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income and employment tax liability incurred by the optionee in connection with such exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises and option holdings for the 1996 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            NUMBER OF                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                             SHARES                          OPTIONS AT FY-END                AT FY-END(2)
                           ACQUIRED ON      VALUE      -----------------------------   ---------------------------
          NAME              EXERCISE     REALIZED(1)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -----------   -----------   -----------     -------------   -----------   -------------
Daniel E. Warmenhoven....         --       $    --       100,000(3)            --      $ 2,615,000             --
Michael J. McCloskey.....    200,000            --            --               --               --             --
Thomas F. Mendoza........    200,000        30,000            --               --               --             --
Michael E. Paul..........    125,000        18,750            --               --               --             --
M. Helen Bradley.........         --            --       100,000(3)            --        2,705,000             --

---------------
(1) Based on the fair market value (as determined by the Board of Directors) of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2) Based on the fair market value of the shares at the end of the 1996 fiscal year ($34.25 per share) less the option exercise price payable for those shares.

(3) The options are fully exercisable as of the fiscal year end, but any shares purchased thereunder will be subject to repurchase by the Company at the original option exercise price paid per share should the optionee leave the Company prior to vesting in the shares. As of April 26, 1996, Mr. Warmenhoven and Ms. Bradley had not vested in any shares.

                              1995 STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan (the "1995 Plan") was adopted by the Board of Directors on September 26, 1995 and approved by the shareholders on October 24, 1995, and became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock. The 1995 Plan serves as the successor to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), and all outstanding options under the 1993 Plan have been incorporated into the 1995 Plan. Under the 1995 Plan, 3,406,262 shares of Common Stock (including the share reserve transferred from the 1993 Plan) have been authorized for issuance upon the exercise of options granted under the 1995 Plan and the outstanding options under the 1993 Plan which have been incorporated into the 1995 Plan. A summary of the principle features of the 1995 Plan, together with applicable tax and accounting implications, is set forth in Appendix A hereto. This information is provided in accordance with the applicable requirements of the federal securities laws in order to assure that the 1995 Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and Board members with certain exemptions from the short-swing liability provisions of the federal securities laws for their transactions under the 1995 Plan.

                          EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "Purchase Plan") was approved by the Board of Directors on September 26, 1995, and the Company's shareholders approved the Purchase Plan on October 24, 1995. The Purchase Plan became effective on November 20, 1995, in connection with the initial public offering of the Company's Common Stock. Under the Purchase Plan, 350,000 shares of Common Stock are authorized for issuance at periodic intervals as the accumulated payroll deductions under the Purchase Plan are applied to the purchase of shares. A summary of the principle features of the Purchase Plan, together with applicable tax and accounting implications, is set forth in Appendix B hereto. This information is provided in accordance with the applicable requirements of the federal securities laws in order to assure that the Purchase Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and Board members with certain exemptions from the short-swing liability provisions of the federal securities laws for their transactions under the Purchase Plan.

        REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of two non-employee directors, Carol A. Bartz and Robert T. Wall, and was formed in November of 1995, in anticipation of the initial public offering of the Company's Common Stock.

     For the 1996 fiscal year, all compensation decisions with respect to base salaries and bonuses for the Company's executive officers were made by the Board of Directors. The Board made its decisions primarily on the basis of the Board's understanding of the compensation practices of similarly-sized companies in the industry and fixed the compensation package of each executive officer at level which was competitive with those practices.

     Beginning with the second half of the 1996 fiscal year, the Committee administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1995 Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

     GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary, which will be determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance, and the financial performance of the Company,
(ii) incentive performance awards payable in cash and based upon a formula which takes into account Company and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an executive officer's level of responsibility increases, a greater portion of that individual's total compensation will be dependent upon the Company's performance and stock price appreciation rather than base salary.

     FACTORS. The primary factors which will be taken into consideration in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for its industry. The base salary for each officer will reflect the salary levels for comparable positions in the published surveys as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor will vary with each individual in the sole discretion of the Committee. For the 1996 fiscal year, the base salary of the Company's executive officers ranged from the fiftieth percentile to the seventy-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     INCENTIVE COMPENSATION. For the 1996 fiscal year, an incentive compensation program was established pursuant to which each executive officer earned a bonus on the basis of the Company's achievement of certain operating income objectives and his or her individual performance. The bonus amount was tied to a percentage of each executive officer's base salary on the basis of the Company's actual financial performance in comparison to the Company's business plan as measured in terms of operating income, with additional consideration given to the attainment of individual goals. No bonus would have been paid if the Company's actual operating income had not exceeded the plan. The Company's financial performance exceeded the plan and, accordingly, the executive officers were awarded the bonuses indicated for them in the Summary Compensation Table which appears earlier in this Proxy Statement. A similar program will be established by the Committee for the 1997 fiscal year.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. From time to time, the Committee will make option grants to the Company's executive officers under the 1995 Plan. The grants will be designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant will allow the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer will be designed to create a meaningful opportunity for stock ownership and will be based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee will also take into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO COMPENSATION. The compensation payable to Mr. Warmenhoven, the Company's Chief Executive Officer during fiscal year 1996, was determined by the Board of Directors. His base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. Based upon the Board evaluation of the Company's achievement of certain performance goals tied to operating income and Mr. Warmenhoven's individual performance, the Board awarded Mr. Warmenhoven a bonus of $147,000 for the 1996 fiscal year. In addition, Mr. Warmenhoven was also granted an option to purchase 100,000 shares of the Company's common stock under the 1995 Plan. The option has an exercise price of $8.10 per share, the fair market value per share on the grant date, and is intended to maintain Mr. Warmenhoven's option holdings in the Company at a competitive level with the holdings of other chief executive officers at similarly-sized companies within the industry. For the 1997 fiscal year, Mr. Warmenhoven's compensation package was set by the Committee on the basis of the compensation policy summarized in this report.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed that limit. In addition, the Company's 1995 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     Submitted by both the Board of Directors and the Compensation Committee of the Company's Board of Directors:

     Carol A. Bartz, Board and Compensation Committee Member

     Robert T. Wall, Board and Compensation Committee Member

     Daniel J. Warmenhoven, Board Member

     Donald T. Valentine, Board Member

     Michael R. Hallman, Board Member

     Kurt R. Jaggers, Board Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors is comprised of Ms. Bartz and Mr. Wall. Neither of these individuals was at any time during the 1996 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

     The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

     In connection with an acquisition of the Company by merger or asset sale, the options granted in the last fiscal year to Mr. Warmenhoven and Mr. McCloskey under the Predecessor Plan shall immediately vest in full. In addition, each additional outstanding option held by the Chief Executive Officer and the other executive officers under the 1995 Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals under either the Predecessor Plan or the 1995 Plan will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following a merger or asset sale in which: (i) these options are assumed, (ii) the Company's repurchase rights with respect to unvested shares are assigned, or (iii) certain hostile changes in control of the Company occur.

     In June 1995, the Company and Mr. Michael Malcolm, a greater than five percent shareholder and former director and executive officer of the Company, entered into a Settlement Agreement and General Release (the "Settlement Agreement") relating to Mr. Malcolm's termination of services with the Company. Under the material terms of the Settlement Agreement, Mr. Malcolm and the Company release each other of any claims, damages, and causes of action that they might have against each other arising out of Mr. Malcolm's employment with the Company. The Company also agreed to pay Mr. Malcolm the lump sum of $220,000 and a monthly consulting fee, which terminated in November 1995, of $15,000. In addition, the Company agreed to indemnify and defend Mr. Malcolm under certain circumstances in connection with the Whipsaw Litigation.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the Nasdaq Stock Market-US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Hambrecht & Quist Technology Index compiled by Hambrecht & Quist LLC. The comparison for each of the periods assumes that $100 was invested on

November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the Nasdaq Stock Market-US Index and the stocks included in the Hambrecht & Quist Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE NOVEMBER 21, 1995
           AMONG NETWORK APPLIANCE, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                       NETWORK                     HAMBRECHT &
                                    APPLIANCE,    NASDAQ STOCK           QUIST
11/21/95                                  INC.      MARKET- US      TECHNOLOGY
11/95                                      100             100             100
12/95                                      224             102              99
1/96                                       297             102              96
2/96                                       228             102              99
3/96                                       235             106             102
4/96                                       235             107              98
5/96                                       237             115             109

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding performance graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1995, the Company and Mr. Michael Malcolm, a greater than five percent shareholder and former director and executive officer of the Company, entered into a Settlement Agreement and General Release (the "Settlement Agreement") relating to Mr. Malcolm's termination of services with the Company. Under the material terms of the Settlement Agreement, Mr. Malcolm and the Company release each other of any claims, damages, and causes of action that they might have against each other arising out of Mr. Malcolm's employment with the Company. The Company also agreed to pay Mr. Malcolm the lump sum of $220,000 and a monthly consulting fee, which terminated in November 1995, of $15,000. In addition, the Company agreed to indemnify and defend Mr. Malcolm under certain circumstances in connection with the Whipsaw Litigation, which was settled in August 1996.

     The Company has also granted options to certain of its directors and executive officers.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's annual meeting of shareholders to be held in 1997 must be received by June 2, 1997 in order to be included in the proxy statement and proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DANIEL J. WARMENHOVEN
                                          President and Chief Executive Officer

September 30, 1996

                                                                      APPENDIX A

                    SUMMARY OF THE 1995 STOCK INCENTIVE PLAN

     The 1995 Stock Incentive Plan (the "1995 Plan"), was adopted by the Board of Directors (the "Board") on September 26, 1995 and approved by the Company's shareholders on October 24, 1995. The 1995 Plan became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock and serves as the successor to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"). All outstanding options under the 1993 Plan have been incorporated into the 1995 Plan, and no further shares of Common Stock will be issued under the 1993 Plan.

     The 1995 Plan is designed to provide key employees (including officers), consultants and non-employee Board members with an opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company's service. Such equity incentives are a significant factor in the Company's ability to attract and retain key employees, consultants and non-employee Board members who are critical to the Company's long-term success.

     The following is a summary of the principal features of the 1995 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Mountain View, California.

EQUITY INCENTIVE PROGRAMS

     The 1995 Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) a Stock Issuance Program, and (iv) an Automatic Option Grant Program. The principal features of these programs are described below. The 1995 Plan (other than the Automatic Option Grant Program) is administered with respect to all officers and directors of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Act of 1934 (Section 16 Insiders) by the Compensation Committee of the Board. With respect to all other participants, the 1995 Plan may be administered by either the Compensation Committee or a secondary committee of Board members appointed by the Board. The Compensation Committee or any secondary committee of the Board acting within the scope of its administrative jurisdiction under the 1995 Plan will be referred to in this summary as the Plan Administrator, and each Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

     3,406,262 shares of Common Stock has been reserved for issuance over the ten-year term of the 1995 Plan. Such authorized share reserve is comprised of
(i) the number of shares of Common Stock which remained available for issuance under the 1993 Plan at time of the initial public offering of the Company's Common Stock, including the shares subject to outstanding options incorporated into the 1995 Plan, plus (ii) an additional increase of 1,750,000 shares. The shares of Common Stock issuable under the 1995 Plan may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

     In no event may any one participant in the 1995 Plan receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate in any one calendar year, beginning with the 1995 calendar year.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1995 Plan, (ii) the maximum number and class of securities for which a participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in any one calendar year, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option.

     Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1995 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1995 Plan, as well as shares repurchased by the Company pursuant to its repurchase rights will not be available for subsequent issuance.

ELIGIBILITY

     Officers and other employees of the Company and its subsidiaries (whether now existing or subsequently established), non-employee Board members (other than the members of the Compensation Committee), and independent consultants and advisors to the Company and its subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee Board members, including the members of the Compensation Committee, will also be eligible to participate in the Automatic Option Grant Program. The Company's officers and other highly-compensated employees will also be eligible to participate in the Salary Investment Option Grant Program.

     As of May 31, 1996, 5 executive officers, 2 non-employee board members, and approximately 155 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program. The Compensation Committee has not yet chosen to implement the Salary Investment Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On May 31, 1996, the closing selling price per share was $34.25.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The options will generally become exercisable in one or more installments over the optionee's period of service with the Company.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the greater of (i) the fair market value of common stock on the date the option is surrendered or
     (ii) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

     The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator has complete discretion to establish the vesting schedule to be in effect for any such unvested shares and may at any time cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

     The Plan Administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of Common Stock at the time of the new grant.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

     The Compensation Committee has complete discretion to decide whether the Salary Investment Option Grant Program will be in effect for a given year, and what individuals are selected to participate. Selected individuals must be officers or other highly compensated employees. As a condition of participation, each selected individual who elects to participate must, prior to the start of the calendar year of participation, file with the Primary Committee an irrevocable authorization directing the Company to reduce his or her salary for the upcoming calendar year. The minimum salary reduction permitted is $15,000 and the maximum is $75,000. Each selected individual who files the proper authorization shall automatically be granted an option under the Salary Investment Option Grant Program.

     Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

     - The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the grant date.

     - The number of option shares will be determined by dividing the total dollar amount of the approved reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the grant is made.

     - The option shall become exercisable in a series of twelve (12) equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year in which the salary reduction is in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

     - Should the optionee cease Service for any reason while holding one or more options under this program, then each such option will remain exercisable until the expiration of the ten (10) year option term for that number of option shares for which the option is exercisable at the time the optionee ceases Service. Should the optionee die while in service, then each such option may be exercised by the personal representative of the optionee's estate or by the optionee's heir(s). However, the option shall, immediately upon the optionee's cessation of service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     - Each option will have a maximum term of ten years measured from the grant date, whether or not the individual continues in Service.

     As of May 31, 1996, the Compensation Committee has not chosen to implement this Program.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to a minimum period of service with the Company or the attainment of specified performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1995 Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the November 20, 1995 effective date of the 1995 Plan, whether through election by the shareholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 24,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. Each non-employee Board member who is to continue to serve on the Board will be granted a 6,000-share automatic option grant on the date of each Annual Shareholders Meeting, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 6,000-share option grants which any one non-employee Board member may receive over his or her period of Board service.

     Each 24,000-share or 6,000-share option granted under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date and a maximum term of ten years measured from the grant date, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for any or all of the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 24,000-share option grant will vest in four
(4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 6,000-share option grant will vest in full upon the optionee's completion of one year of Board service measured from the grant date.

     The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the greater of (i) the fair market value of common stock on the date the option is surrendered or (ii) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period (not to exceed twelve (12) months) after the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for the full and immediate vesting of all outstanding stock options and unvested shares under the Discretionary Option Grant and Stock Issuance Programs, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a specified period (not to exceed twelve (12) months) after the change in control.

     The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

OUTSTANDING OPTIONS UNDER 1993 PLAN

     All options which were outstanding under the 1993 Plan on November 20, 1995 have been incorporated into the 1995 Plan and are now treated as outstanding options under the 1995 Plan. However, each option so incorporated will continue to be governed solely by the terms of the documents evidencing such option, and no provision of the 1995 Plan will affect or otherwise modify the rights or obligations of the holders of those incorporated options with respect to their acquisition of shares of Common Stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1995 Plan, including (without limitation) the vesting acceleration provisions of the 1995 Plan applicable to an acquisition of the Company by merger or asset sale or to a change in control of the Company, to one or more of the incorporated options which do not otherwise contain such provisions.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1995 Plan or the predecessor 1993 Plan during the period beginning May 1, 1995 and ending May 31, 1996, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                              OPTIONS GRANTED       WEIGHTED AVERAGE
                           NAME                              (NUMBER OF SHARES)      EXERCISE PRICE
-----------------------------------------------------------  ------------------     ----------------
Daniel J. Warmenhoven......................................        100,000               $ 8.10
  Chairman of the Board,
  President and Chief Executive Officer
Michael J. McCloskey.......................................        200,000               $ 0.28
  Vice President, Finance and Operations,
  Chief Financial Officer and Secretary
Thomas F. Mendoza..........................................             --                   --
  Vice President, Domestic Sales
M. Helen Bradley...........................................        100,000               $ 7.20
  Vice President, Engineering
All executive officers as a group..........................        400,000               $ 3.97
All non-employee directors as a group......................             --                   --
All employees, including current officers who are not
  executive officers as a group............................      1,298,190               $ 9.76

     As of May 31, 1996, options covering 1,596,624 shares of Common Stock were outstanding under the 1995 Plan (including shares subject to options incorporated from the 1993 Plan), 1,772,459 shares remained available for future option grant and 2,288,177 shares have been issued under the 1995 Plan.

AMENDMENT AND TERMINATION

     The Board may amend or modify the provisions of the 1995 Plan at any time, but amendments to the Automatic Option Grant Program may not be made at intervals more frequently than once every six (6) months, unless otherwise required to comply with applicable federal tax laws. Shareholder approval will be required for any amendment to the 1995 Plan which would (i) materially increase the maximum number of shares issuable under the 1995 Plan, the number of shares for which options may be granted under the Automatic Option Grant Program to newly-elected or continuing non-employee Board members, or the maximum number of shares for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to participants. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on August 31, 2005.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories:

     (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of
     (i) the fair market value of such shares on the option exercise date over
     (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

          Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when those shares vest, an amount equal to the excess of (i) the fair market value of the shares at time of vesting over (ii) the exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares subsequently vest.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. Any compensation deemed paid by the Company upon the exercise of non-statutory options with an exercise price equal to the fair market value of the option shares on the grant date will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

SALARY INVESTMENT OPTIONS

     The tax principles applicable to options issued under the Salary Investment Option Grant Program will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                              ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, in footnotes to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                                                                      APPENDIX B

                  SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "Purchase Plan"), was adopted by the Board of Directors (the "Board") on September 26, 1995 and approved by the shareholders on October 24, 1995. The Purchase Plan became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock. The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

     The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Mountain View, California.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

     350,000 shares of Common Stock have been reserved for issuance over the term of the Purchase Plan. The shares may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

     In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

PURCHASE PERIODS AND PURCHASE RIGHTS

     Shares of Common Stock will be offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The initial offering period began on November 20, 1995 and will end on the last business day in November, 1997. The next offering period will start on the first business day in December, 1997, and any subsequent offering periods will begin as designated by the Plan Administrator.

ELIGIBILITY AND PARTICIPATION

     Any individual who is employed on a basis under which he or she is expected to work more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan. As of May 31, 1996, the Company estimated that approximately 160 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

     An individual who is an eligible employee at the start of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in June or December each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee.

     At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business day in May and November each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock. Payroll deductions may not exceed 10% of base salary for each semi-annual period of participation, and no participant may purchase more than 750 shares per semi-annual purchase date. The first purchase date under the Purchase Plan occurred on May 31, 1996.

PURCHASE PRICE

     The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

     The fair market value per share of Common Stock on the November 20, 1995 effective date of the Purchase plan was deemed to be equal to the $13.50 per share price at which the Common Stock was sold in the initial public offering on that date. The fair market value of the Common Stock on any other relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On May 31, 1996, the fair market value per share of Common Stock was $34.25 per share, the closing selling price per share on such date on the Nasdaq National Market.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

     Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her base salary each offering period to be applied to the acquisition of Common Stock on the semi-annual purchase dates. On each semi-annual purchase date (the last business day in May and November each year), the payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

     - Purchase rights may not be granted to any individual who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

     - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

     - No participant may purchase more than 750 shares of Common Stock on any semi-annual purchase date.

     - The maximum number of shares of Common Stock which all participants in the aggregate may purchase on any one semi-annual purchase date is 100,000 shares.

TERMINATION OF PURCHASE RIGHTS

     The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of Common Stock on the next purchase date.

     The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

SHAREHOLDER RIGHTS

     No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

     No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL

     In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition, but in no event will the clause (i) fair market value be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs.

SHARE PRO-RATION

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earliest of (i) the last business day in November, 2005, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one semi-annual purchase date, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain will be capital gain, which will be long term if the shares are held for more than one year.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

     Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in footnotes to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan on May 31, 1996 together with the purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                                    NUMBER OF
                             NAME                                PURCHASED SHARES     PURCHASE PRICE
---------------------------------------------------------------  ----------------     --------------
Daniel J. Warmenhoven..........................................          750             $ 11.475
  Chairman of the Board,
  President and Chief Executive Officer
Michael J. McCloskey...........................................          653             $ 11.475
  Vice President, Finance and Operations,
  Chief Financial Officer and Secretary
Thomas F. Mendoza..............................................          750             $ 11.475
  Vice President, Domestic Sales
Michael E. Paul................................................          750             $ 11.475
  Vice President, International Sales
M. Helen Bradley...............................................          653             $ 11.475
  Vice President, Engineering
All executive officers as a group..............................        3,556             $ 11.475
All employees, including current officers who are not executive
  officers as a group..........................................       36,020             $ 11.475

PROXY                                                                   PROXY

                            NETWORK APPLIANCE, INC.

          This Proxy is Solicited on Behalf of the Board of Directors.

    Daniel J. Warmenhoven and Michael J. Sheridan or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on October 23, 1996, and at any adjournments or postponements thereof as follows:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)






3045--Network Appliance, Inc.

                            NETWORK APPLIANCE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                             ]

1. Election of Directors: Nominees: Daniel J. Warmenhoven, Donald T. Valentine, Carol A. Bartz, Michael R. Hallman, Kurt R. Jaggers and Robert T. Wall

    (INSTRUCTION: to withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

    ---------------------------------------------------------------------------

    FOR ALL  / /    WITHHOLD ALL  / /   FOR ALL EXCEPT  / /

2. Proposal to ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 30, 1997:

    FOR  / /   AGAINST  / /   ABSTAIN  / /

3. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of the above proposals. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.


Dated: ____________________, 1996

Signature ________________________________

Signature  if held jointly ________________________________

(Please sign exactly as shown on your stock certificate and on this proxy form. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly owner should sign.)



3045--Network Appliance, Inc.